REORGANIZATION
AND
STOCK PURCHASE AGREEMENT

by and between

Heartland Bridge Capital, Inc.
a Delaware corporation,

on the one hand

and

iSafe Imaging Canada Ltd.
an Alberta corporation

and its Shareholders and Option Holders,

iSafe Imaging, LP
a Texas limited partnership

and its Partners,

eMediSafe, LP
a Texas limited partnership

and its Partners,

on the other hand

REORGANIZATION AND STOCK PURCHASE AGREEMENT

This REORGANIZATION AND STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of March 21, 2011 (the “Effective Date”), by and among Heartland Bridge Capital, Inc., a Delaware corporation (“HLBC”), on the one hand, and iSafe Imaging Canada Ltd., an Alberta corporation (“iSafe Canada”) and the individuals identified on the signature page of this Agreement as the holders of iSafe Canada (the “iSafe Canada Holders”), iSafe Imaging, LP, a Texas limited partnership (“iSafe Texas”) and the individuals identified on the signature page of this Agreement as the partners of iSafe Texas (the “iSafe Texas Partners”) and eMediSafe, LP, a Texas limited partnership (“eMediSafe”) and the individuals identified on the signature page of this Agreement as the partners of eMediSafe (the “eMediSafe Partners”) and Elgin Guiao (“Guiao”) and Chris Weekes (“Weekes”), individuals, on the other hand.  Each of iSafe Canada, iSafe Texas, and eMediSafe shall be referred to herein as an “iSafe Entity” and collectively as the “iSafe Entities.”  Each of the iSafe Canada Holders, the iSafe Texas Partners, the eMediSafe Partners, Guiao, and Weekes shall be referred to herein as an “iSafe Holder” and collectively as the “iSafe Holders.”  Each of HLBC, the iSafe Entities, and the iSafe Holders shall be referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the iSafe Holders collectively own 100% of the issued and outstanding securities of the iSafe Entities, as set forth in Exhibit A attached hereto (the “iSafe Securities”)

WHEREAS, the iSafe Holders desire to sell and HLBC desires to purchase all of the iSafe Securities in accordance with the terms set forth herein;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations, and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1
SALE AND PURCHASE OF THE ISAFE SECURITIES

1.1          Sale of the iSafe Securities.  At the Closing (as defined in Section 4.1), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties, and agreements herein contained, the iSafe Holders shall sell to HLBC and HLBC shall purchase from the iSafe Holders all of the iSafe Securities.

1.2          Purchase Price.  As consideration for the purchase of the iSafe Securities (the “Purchase Price”), HLBC shall issue to the iSafe Holders, as set forth in Exhibit A, attached hereto and made a part hereof, a total of Five Hundred Thousand (500,000) shares of HLBC common stock (the “HLBC Common Shares”) and warrants to purchase Fifty Thousand (50,000) shares of HLBC common stock with an exercise price of $3.05 per share, in the form attached hereto as Exhibit B (the “HLBC Warrants”).  Together, the HLBC Common Shares and the HLBC Warrants are referred to herein as the “HLBC Securities.”

1.3          Credit Line.  HLBC pledges to provide to the post transaction iSafe entities a $400,000 credit line, with the first draw being up to 90 days after the execution date of this Agreement at the discretion of HLBC.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES
OF THE ISAFE ENTITIES AND THE ISAFE HOLDERS

2.1          Representations and Warranties of the iSafe Entities and the iSafe Holders.  To consummate the transactions contemplated hereby, the iSafe Entities and the iSafe Holders collectively, and each of them individually, represent and warrant as of the date hereof and as of the Closing, as follows:

2.1.1       Authority of iSafe Entities and the iSafe Holders; Transfer of iSafe Securities.  The iSafe Entities and the iSafe Holders have the full right, power, and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of the iSafe Entities and the iSafe Holders.  The iSafe Holders shall transfer title in and to the iSafe Securities to HLBC free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent, except as noted on Schedule 2.1.7.

2.1.2       Corporate Existence and Authority of the iSafe Entities.  iSafe Canada is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta, Canada.  iSafe Texas is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas.  eMediSafe is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas.  All of the iSafe Entities have all requisite power, franchises, licenses, permits, and authority to own their own properties and assets and to carry on their respective businesses as they have been and continue to be conducted.  The iSafe Entities are in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

2.1.3       Capitalization of The iSafe Entities.  The authorized equity securities of iSafe Canada consists of an unlimited number of shares of Class “A” common stock, of which Five Hundred Thousand (500,000) shares are issued and outstanding as set forth on Exhibit A, an unlimited number of shares of Class “B” common stock, none of which are issued and outstanding, and an unlimited number of shares of preferred stock, none of which are issued and outstanding.  No other shares of the iSafe Canada are issued and outstanding.  Both iSafe Texas and eMediSafe are limited partnerships with the individuals and entities listed on Exhibit A owning the ownership percentage indicated on Exhibit A, which represents 100% of the ownership of both entities.  All of the issued and outstanding shares and partnership interests, as applicable, have been duly and validly issued in accordance and compliance with all applicable laws, rules, regulations, and agreements and are fully paid and nonassessable.  Other than as set forth in Schedule 2.1.3, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by the iSafe Entities which provide for the purchase, issuance, or transfer of any shares or interests of the iSafe Entities, nor are there any outstanding securities granted or issued by the iSafe Entities that are convertible into any shares or interests of the iSafe Entities, and none are authorized.  The iSafe Entities are not obligated or committed to purchase, redeem, or otherwise acquire any of their equity or interests.  All presently exercisable voting rights in the iSafe Entities are vested exclusively in the outstanding securities and interests listed on Exhibit A and there are no voting trusts or other voting arrangements with respect to any of the iSafe Entities’ equity securities or interests.

2.1.4       Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  The iSafe Entities do not have any Subsidiaries.

2.1.5       Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which the iSafe Entities or the iSafe Holders are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of the iSafe Entities or the iSafe Holders; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on the iSafe Entities or the iSafe Holders or any of their respective actions.

2.1.6       Taxes.

2.1.6.1         All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to the iSafe Entities which have become due and payable as of the date hereof have been paid in full or adequately reserved against by the iSafe Entities, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

2.1.6.2         There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the iSafe Entities, nor are there any actions, suits, proceedings, investigations, or claims now pending against the iSafe Entities, nor are there any actions, suits, proceedings, investigations, or claims now pending against the iSafe Entities in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against the iSafe Entities; and

2.1.6.3         The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against the iSafe Entities.

2.1.7       Disputes and Litigation.  Except as set forth in Schedule 2.1.7, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting the iSafe Entities or any of their properties, assets, or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning, or building laws, regulations, or ordinances which affect or could affect the iSafe Entities or any of its properties, equipment, assets, or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment, or award by any court, arbitrator, or governmental body against or affecting the iSafe Entities or any of their properties, assets, or businesses.  There is no litigation, proceeding, investigation, claim, complaint, or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of the iSafe Entities or any such person’s heirs, executors, or administrators as against the iSafe Entities, except as noted on Schedule 2.1.7..

2.1.8       Compliance with Laws.  The iSafe Entities have at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign, and other laws, rules, and regulations.  The iSafe Entities have filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local, or foreign governmental agency and all such returns, reports, documents, and information are true and complete in all respects.  All permits, licenses, orders, franchises, and approvals of all federal, state, local, or foreign governmental or regulatory bodies required of the iSafe Entities for the conduct of their businesses have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval.  Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by the iSafe Entities.

2.1.9       Guaranties.  The iSafe Entities have not guaranteed any dividend, obligation, or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation, or indebtedness of the iSafe Entities.

2.1.10     Books and Records.  The iSafe Entities keeps its books, records, and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities, and equities.  The minute books of the iSafe Entities contain records of the iSafe Holders’s meetings and of action taken by such iSafe Holders.  The iSafe Holders’s meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.  Attached hereto on Schedule 2.1.10 is a list of all contracts and agreements to which the iSafe Entities are a party or obligated as of the Closing Date, and the iSafe Entities hereby represent and warrant that there are no other material contracts or agreements in existence as of the Closing Date.  Also attached hereto as Exhibit C is each of the iSafe Entities’ unaudited financial statements for the years ended December 31, 2010, 2009 and 2008, which accurately reflect the financial status of the iSafe Entities..

2.1.11     Securities Representations.  The iSafe Holders, and each of them individually, hereby represent and warrant as of the date hereof and as of the Closing, as follows:

(a)           Purchase for Own Account.  Each of the iSafe Holders represent that they are acquiring the HLBC Securities solely for their own account and beneficial interest for investment and not for sale or with a view to distribution of the HLBC Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)           Ability to Bear Economic Risk.  Each of the iSafe Holders acknowledge that an investment in the HLBC Securities involves a high degree of risk, and represents that they are able, without materially impairing their financial condition, to hold the HLBC Securities for an indefinite period of time and to suffer a complete loss of their investment.

(c)           Access to Information.  The iSafe Holders acknowledge that they have been furnished with such financial and other information concerning HLBC, the directors and officers of HLBC, and the business and proposed business of HLBC as the iSafe Holders consider necessary in connection with their investment in the HLBC Securities.  As a result, the iSafe Holders are thoroughly familiar with the proposed business, operations, properties, and financial condition of HLBC and have discussed with officers of HLBC any questions the iSafe Holders may have had with respect thereto.  The iSafe Holders understand:

(i)	The risks involved in this investment, including the speculative nature of the investment;

(ii)	The financial hazards involved in this investment, including the risk of losing the iSafe Holders’s entire investment;

(iii)	The lack of liquidity and restrictions on transfers of the HLBC Securities; and

(iv)	The tax consequences of this investment.

The iSafe Holders have consulted with their own legal, accounting, tax, investment, and other advisers to the extent they deem appropriate with respect to the tax treatment of an investment by the iSafe Holders in the HLBC Securities and the merits and risks of an investment in the HLCB Securities. Nothing herein shall be deemed to limit, modify or be construed as a waiver of the indemnity of HLBC or the iSafe Holders set forth in Section 6.2.1 hereof.

(d)          Shares Part of Private Placement.  The iSafe Holders have been advised that the HLBC Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the HLBC Securities is to be effected and the HLBC Securities will be issued by HLBC in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Act and/or Regulation D as promulgated by the SEC under the Act, and under any applicable state blue sky authority.  The iSafe Holders understand that HLBC is relying in part on the iSafe Holders’s representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the iSafe Holders’s representations, the iSafe Holders have in mind merely acquiring the HLBC Securities for resale on the occurrence or nonoccurrence of some predetermined event.  The iSafe Holders have no such intention.

(e)          iSafe Holders Not Affiliated with Company.  The iSafe Holders, either alone or with their professional advisers, (i) are unaffiliated with, have no equity interest in, and are not compensated by, HLBC or any affiliate or selling agent of HLBC, directly or indirectly (other than as set forth in Schedule 2.1.11(e)); (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the HLBC Securities; and (iii) have the capacity to protect their own interests in connection with their proposed investment in the HLBC Securities.

(f)           Further Limitations on Disposition.  The iSafe Holders further acknowledge that the HLBC Securities are restricted securities under Rule 144 of the Act and, therefore, any certificates reflecting the ownership interest in the HLBC Securities will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the iSafe Holders further agree not to make any disposition of all or any portion of the HLBC Securities unless and until:

(i)	There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)
Such iSafe Holder shall have obtained the consent of HLBC and notified HLBC of the proposed disposition and shall have furnished HLBC with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by HLBC, the iSafe Holder shall have furnished HLBC with an opinion of counsel, reasonably satisfactory to HLBC, that such disposition will not require registration under the Act or any applicable state securities laws

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such iSafe Holder to a partner (or retired partner) of such iSafe Holder, or transfers by gift, will, or intestate succession to any spouse or lineal descendants or ancestors if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were iSafe Holders hereunder as long as the consent of HLBC is obtained, which consent shall not be unreasonably withheld.

(g)          No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and the iSafe Holder is not subject to backup withholding because (i) the iSafe Holder has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the iSafe Holder that he or she is no longer subject to backup withholding.

(h)          HLBC warrants that it filed a Form 8-K on December 15, 2010, indicating that it is no longer a shell company and that any holders of shares of HLBC common stock, restricted in accordance with Rule 144, will be eligible to have the restriction removed on or after December 15, 2011, if HLBC is not a shell company as of that date and did not become a shell company between December 15, 2010 and December 15, 2011, and if such holders of iSafe common stock meet all requirements of Rule 144.

2.1.12     Leases.  The iSafe Entities either own or have valid and existing leases with all facilities where its offices are located or where any of the iSafe Entities’s equipment or other assets are located.

2.1.13     Assets.  The iSafe Entities own certain non-cash assets, including, but not limited to, those listed on Schedule 2.1.13.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF HLBC

3.1          Representations and Warranties of HLBC.  To induce the iSafe Entities and the iSafe Holders to enter into this Agreement and to consummate the transactions contemplated hereby, HLBC represents and warrants, as of the date hereof and as of the Closing, as follows:

3.1.1       Authority of HLBC.  HLBC has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of HLBC.

3.1.2       Corporate Existence and Authority of HLBC.  HLBC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.  It is in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3       Capitalization of HLBC.  The authorized equity securities of HLBC consist of 250,000,000 shares of common stock, par value $0.0001 per share, of which 15,187,799 are currently issued and outstanding as of the date hereof, and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which Five Million (5,000,000) are currently issued and outstanding as of the date hereof with Two Million (2,000,000) shares being shares of Series A Convertible Preferred Stock and Three Million (3,000,000) shares being shares of Series B Convertible Preferred Stock.  Except as set forth in Schedule 3.1.3, no other shares of capital stock of HLBC are issued and outstanding.  All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules, and regulations and are fully paid and nonassessable.  All presently exercisable voting rights in HLBC are vested exclusively in its outstanding shares of common stock, each share of which is entitled to one vote on every matter to come before its common stockholders, and the share of Series A Convertible Preferred Stock having Twenty Five (25) votes and each share of Series B Convertible Preferred Stock having one (1) vote on all matters on which HLBC’s common stockholders are entitled to vote.  Other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of HLBC’s equity securities.

3.1.4       Subsidiaries.  HLBC does not have any Subsidiaries.

3.1.5       Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which HLBC is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of HLBC; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on HLBC or any of its actions.

ARTICLE 4
CLOSING AND DELIVERY OF DOCUMENTS

4.1          Closing.  The Closing (the “Closing”) shall take place remotely at the offices of The Lebrecht Group, APLC, 9900 Research Drive, Irvine, CA 92618, no later than the close of business (Pacific Standard Time) on March 21, 2011, or at such other place, date, and time as the Parties may agree in writing (the “Closing Date”).

4.2          Deliveries by HLBC.  At the Closing:

4.2.1       HLBC shall deliver to the iSafe Holders:

(a)           written confirmation of the approval of this Agreement and the herein described transactions by HLBC’s Board of Directors; and

(b)           the HLBC Securities.

4.2.2       HLBC shall deliver to the iSafe Entities:

(a)           written confirmation of the approval of this Agreement and the herein described transactions by HLBC’s Board of Directors; and

(b)           an officer’s certificate, executed by the President of HLBC, in the form attached hereto as Exhibit D.

4.3          Delivery by the iSafe Entities.  At the Closing, or as otherwise set forth below:

4.3.1       The iSafe Entities shall deliver to HLBC:

(a)           an officer’s certificate, executed by the Secretary of iSafe Canada in the form attached hereto as Exhibit E; and

(b)           written confirmation of the approval of this Agreement and the herein described transactions by the iSafe Canada’s Board of Directors.

4.4          Delivery by the iSafe Holders.  At the Closing, or as otherwise set forth below:

4.4.1       The iSafe Holders shall deliver to HLBC:

(a)           the iSafe Securities; and

(b)	stock powers or other required evidence of transfer of the iSafe Securities to HLBC.

ARTICLE 5
CONDITIONS, TERMINATION, AMENDMENT, AND WAIVER

5.1          Conditions Precedent.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.1.1       The obligation of HLBC to issue the HLBC Securities and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by HLBC), at or prior to the Closing, of the following conditions, which the iSafe Entities and the iSafe Holders agree to use their best efforts to cause to be fulfilled:

(a)           Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 2.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; The iSafe Entities and the iSafe Holders shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and each of the iSafe Entities shall have delivered to HLBC a certificate dated the Closing Date, and signed by its President or General Partner, as applicable, to the effect set forth above in this Section.

(b)           Consents.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c)           Litigation.  No suit, action, arbitration, or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the iSafe Entities, other than as set forth in Schedule 2.1.7.

(d)           Proceedings and Documentation.  All proceedings of the iSafe Entities in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to HLBC and HLBC’s counsel, and HLBC and HLBC’s counsel shall have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which HLBC is entitled and as may be reasonably requested.

(e)           Property Loss.  No portion of the iSafe Entities’s assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to HLBC through the proceeds of applicable insurance or condemnation award.

(f)           Consents and Approvals.  All material licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental or regulatory bodies which are (1) necessary to enable HLBC to fully operate the business of the iSafe Entities as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

5.1.2       The obligation of the iSafe Entities and the iSafe Holders to deliver the iSafe Securities and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by the iSafe Entities and the iSafe Holders), at or prior to the Closing, of the following conditions, which HLBC agrees to use its best efforts to cause to be fulfilled:

(a)           Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; HLBC shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)           Proceedings and Documentation.  All corporate and other proceedings of HLBC in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the iSafe Entities, the iSafe Holders, and their counsel, and they have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which the iSafe Entities is entitled and as may be reasonably requested.

5.2          Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties.

5.3          Waiver and Amendment.  Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof.  The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6
COVENANTS, INDEMNIFICATION

6.1          To consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the iSafe Entities and the iSafe Holders covenant and agree as follows:

6.1.1       Notices and Approvals.  The iSafe Entities and the iSafe Holders agree: (a) to give all notices to third parties which may be necessary or deemed desirable by HLBC in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by HLBC in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by HLBC in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2       Information for HLBC’s Statements and Applications.  The iSafe Entities and the iSafe Holders and their employees, accountants, and attorneys shall cooperate fully with HLBC in the preparation of any statements or applications made by HLBC to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish HLBC with all information concerning the iSafe Entities and the iSafe Holders necessary or deemed desirable by HLBC for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3       Access to Information.  HLBC, together with its appropriate attorneys, agents, and representatives, shall be permitted to make a full and complete investigation of the iSafe Entities and the iSafe Holders and have full access to all of the books and records of the iSafe Entities during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.2          To induce the iSafe Entities and the iSafe Holders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation, or warranty made, HLBC covenants and agrees as follows:

6.2.1       Access to Information.  The iSafe Entities and the iSafe Holders, together with their appropriate attorneys, agents, and representatives, shall be permitted to make a full and complete investigation of HLBC and have full access to all of the books and records of HLBC during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.3          Indemnification.

6.3.1       Indemnity of the iSafe Entities and the iSafe Holders.  HLBC agrees to indemnify, defend, and hold the iSafe Entities and the iSafe Holders harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by HLBC of any representation, warranty, covenant, or agreement of HLBC contained in this Agreement or the schedules and exhibits hereto.  For purposes of Section 6.3, the term “Losses” shall mean all damages, costs, and expenses (including reasonable attorneys’ fees) of every kind, nature, or description, it being the intent of the Parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence, or condition occasioning such Loss never occurred.  Notwithstanding the foregoing provisions of this section, no claim for indemnification shall be made by the iSafe Entities or the iSafe Holders under this Section unless and until the aggregate amount of all Losses of the iSafe Entities and the iSafe Holders in respect thereof shall exceed $5,000.

6.3.2       Indemnity of HLBC.  The iSafe Entities and the iSafe Holders, and each of them, hereby agrees to indemnify, defend, and hold HLBC harmless from and against any and all Losses arising out of or resulting from the breach by the iSafe Entities or the iSafe Holders of any representation, warranty, agreement, or covenant contained in this Agreement or the exhibits and schedules hereto, including, without limitation, the failure to disclose any liabilities or material contracts or agreements pursuant to Section 2.1.10.  HLBC shall have the right to offset any Losses incurred and actually paid pursuant to this Section 6.3.2 against any amounts due from HLBC to the iSafe Entities or the iSafe Holders, however, any offset shall not act as HLBC’s sole remedy.  Notwithstanding the foregoing provisions of this Section, no claim for indemnification shall be made by HLBC under this Section unless and until the aggregate amount of all Losses of HLBC in respect thereof shall exceed $5,000.

6.3.3       Indemnification Procedure.

(a)           An indemnified party shall notify the indemnifying party of any claim of such indemnified party for indemnification under this Agreement within thirty days of the date on which such indemnified party or an executive officer or representative of such indemnified party first becomes aware of the existence of such claim.  Such notice shall specify the nature of such claim in reasonable detail and the indemnifying party shall be given reasonable access to any documents or properties within the control of the indemnified party as may be useful in the investigation of the basis for such claim.  The failure to so notify the indemnifying party within such thirty-day period shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any additional loss that occurred as a result of the failure of such person to give such notice.

In the event any indemnified party is entitled to indemnification hereunder based upon a claim asserted by a third party (including a claim arising from an assertion or potential assertion of a claim for Taxes), the indemnifying party shall be given prompt notice thereof, in reasonable detail.  The failure to so notify the indemnifying party shall not constitute a waiver of such claim but an indemnified party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice.  The indemnifying party shall have the right (without prejudice to the right of any indemnified party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty days following notice thereof by the indemnifying party or such shorter time period as required so that the interests of the indemnified party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an indemnifying party and an indemnified party and the indemnified party shall have reasonably concluded that counsel selected by the indemnifying party has a conflict of interest because of the availability of different or additional defenses to the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying party.  If the indemnifying party does not so choose to defend or prosecute any such claim asserted by a third party for which any indemnified party would be entitled to indemnification hereunder, then the indemnified party shall be entitled to recover from the indemnifying party, on a monthly basis, all of its attorneys’ reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim.  Notwithstanding the assumption of the defense of any claim by an indemnifying party pursuant to this paragraph, the indemnified party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

(b)           The indemnifying party and the indemnified party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have an obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss.  The indemnified party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation.  Except for fees and expenses for which indemnification is provided pursuant to Section 6.3, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this paragraph (b).

ARTICLE 7
MISCELLANEOUS

7.1          Expenses.  Except as otherwise specifically provided for herein or otherwise, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses for all services performed at the specific direction of that Party) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same, and the preparations made for carrying the same into effect.

7.2          Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by email, facsimile or overnight courier to the following addresses:

To HLBC:

James F. Groelinger
Chief Executive Officer
Heartland Bridge Capital, Inc.
1 International Boulevard, Suite 400
Mahwah, NJ  07495
E-mail: jgroelinger@hbcapital.com
Fax:  (518) 252-3917

with a copy to:

The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA  92618
Facsimile No.: (949) 635-1244
Attn:  Craig V. Butler, Esq.
E-mail:  cbutler@thelebrechtgroup.com

To the iSafe Entities:

iSafe Imaging Canada Ltd.
Joe Tischner, Chief Executive Officer
#120, 815 8th Avenue SW
Calgary, AB  T2P-3P2

Email: jtischner@isafeimaging.com

iSafe Imaging, LP
Jay N. Silverman, President
JS-AMIC, Inc. its General Partner
4818 Hollowvine Lane
Katy, TX  77494
Email: jsilverman@wexfordpartnerslp.com

eMediSafe, LP
Jay N. Silverman, President
JS-AMIC, Inc. its General Partner
4818 Hollowvine Lane
Katy, TX  77494
Email: jsilverman@wexfordpartnerslp.com

To the iSafe Holders:

To the address indicated on Exhibit A.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3          Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

7.4          Survival of Representations.  All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder.  All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5          Incorporated by Reference.  All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6          Remedies Cumulative.  No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7          Execution of Additional Documents.  Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8          Finders and Related Fees.  Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or  at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9          Governing Law.  This Agreement has been negotiated and executed in the State of Texas and shall be construed and enforced in accordance with the laws of such state.

7.10        Forum.  Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Fort Bend County, Texas.

7.11        Attorneys Fees.  Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to, arbitration, the prevailing Party shall be reimbursed by the nonprevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys fees exclusive of such amount of attorneys fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12        Binding Effect and Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

7.13        Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“HLBC”		“The iSafe Entities”

Heartland Bridge Capital, Inc.,		iSafe Imaging Canada Ltd.,
a Delaware corporation		an Alberta corporation

	/s/ James F. Groelinger		/s/ Joe Tischner
By:	James F. Groelinger	By:	Joe Tischner
Its:	Chief Executive Officer	Its:	Chief Executive Officer

“iSafe Canada Holders”		iSafe Imaging, LP
a Texas limited partnership
1423681 Alberta Ltd.
an Alberta corporation
/s/ Jay N. Silverman
	/s/ Conrad Lackner	By:	Jay N. Silverman, President
By:	Conrad Lackner		JS-AMIC, Inc. its General Partner
Its:	President

JS-AMIC, Inc.		eMediSafe, LP
a Texas corporation		a Texas limited partnership

	/s/ Jay N. Silverman		/s/ Jay N. Silverman
By:	Jay N. Silverman	By:	Jay N. Silverman, President
Its:	President		JS-AMIC, Inc. its General Partner

JTLT Ventures, LP
a Texas limited partnership

/s/ Joe Tischner
By:	Joe Tischner, President
JTLT Management, Inc. its General Partner

“iSafe Texas Holders”		“eMediSafe Holders”

JS-AMIC, Inc.		JS-AMIC, Inc.
a Texas corporation		a Texas corporation

	/s/ Jay N. Silverman		/s/ Jay N. Silverman
By:	Jay N. Silverman	By:	Jay N. Silverman
Its:	President	Its:	President

JTLT Ventures, LP		JTLT Ventures, LP
a Texas limited partnership		a Texas limited partnership

	/s/ Joe Tischner		/s/ Joe Tischner
By:	Joe Tischner, President	By:	Joe Tischner, President
JTLT Management, Inc. its General Partner		JTLT Management, Inc. its General Partner

Wexford Partners, LP		Wexford Partners, LP
a Texas limited partnership		a Texas limited partnership

	/s/ Jay N. Silverman		/s/ Jay N. Silverman
By:	Jay N. Silverman, President	By:	Jay N. Silverman, President
	JS-AMIC, Inc. its General Partner		JS-AMIC, Inc. its General Partner

Solutions for Energy Management, LP		Solutions for Energy Management, LP
a Texas limited partnership		a Texas limited partnership

	/s/ Vicki Barton LeBlanc		/s/ Vicki Barton LeBlanc
By:	Vicki Barton LeBlanc	By:	Vicki Barton LeBlanc
Its:	General Partner	Its:	General Partner

Elgin Guiao		Chris Weekes

	/s/ Elgin Guiao		/s/ Chris Weekes
Elgin Guiao		Chris Weekes

Schedule 2.1.3

Options, Warrants, Other Convertible Securities of the iSafe Entities

iSafe Canada Stock Options

Name	Number of Options

Elgin Guiao	30,000

Chris Weekes	6,000

Schedule 2.1.7

Litigation

Regina Corey v. iSAFE Imaging, LP; Jay Silverman, Joe Tischner and Wayne LeBlanc, C.A. No. 2011-00572 in District Court, Harris County, Texas 127th Judicial District, Filed January 6, 2011..

Schedule 2.1.10

Material Contracts

1)           Master Services Agreement by and between iSafe Imaging, .L.P. and El Paso E&P Company, L.P., a Delaware limited partnership, dated February 13, 2009, and related Work Order EP-102.

2)           Vendor Service Order Agreement by and between iSafe Imaging, L.P. and Marathon Oil Company dated March 31, 2008.

Schedule 2.1.11(e))

Affiliate Disclosures

None.

Schedule 2.1.13

Materials Assets of the iSafe Entities

Provided in separate disclosure.

Schedule 3.1.3

Capitalization of HLBC

Common Stock:           15,187,799 shares

Series A Convertible Preferred Stock:  2,000,000 shares

Series B Convertible Preferred Stock:  3,000,000 shares

Exhibit A

The iSafe Entities the iSafe Holders

iSafe Canada Holders

Name	No. of iSafe Canada Common “A” Shares to be Exchanged	No. of HLBC Common Shares to be Received	No. of HLBC Warrants to be Received

JS-AMIC, Inc. 8 Wexford Court Houston, TX 77024	202,500	-0-	-0-

JTLT Ventures, LP 12218 W. Colony Shore Dr. Cypress, TX 77433	197,500	40,000	-0-

1423681 Alberta Canada Ltd. 260 Ranchview Mews NW Calgary, AB T3G 1M7	100,000	27,500	-0-

Elgin Guiao 935 33rd Street NW Calgary, AB T2N-2W9	(1)	12,500	-0-

Chris Weekes Heritage Hill Cochrane, AB T2N-2W9	(1)	5,000	-0-

Total	500,000	85,000	-0-

(1)  Elgin Guiao and Chris Weekes hold options to purchase common stock of iSafe Canada, as listed on Schedule 2.1.3, which they will be forfeiting in exchange for their HLBC Shares.

A - 1

iSafe Texas Holders

Name	No. of iSafe Texas Interests to be Exchanged*	No. of HLBC Common Shares to be Received	No. of HLBC Warrants to be Received

JS-AMIC, Inc. 8 Wexford Court Houston, TX 77024	2%	-0-	-0-

JTLT Ventures, LP 12218 W. Colony Shore Dr. Cypress, TX 77433	45.5%	50,000	-0-

Wexford Partners, LP 8 Wexford Court Houston, TX 77024	47.5%	200,000	25,000

Solutions for Energy Management, LP 38868 FM 1488 Hempstead, TX 77445	5%	12,500	-0-

Total	100%	262,500	25,000

* No partnership interest certificates were issued so ownership indicated by percentages.

eMediSafe Holders

Name	No. of eMediSafe Interests to be Exchanged*	No. of HLBC Common Shares to be Received	No. of HLBC Warrants to be Received

JS-AMIC, Inc. 8 Wexford Court Houston, TX 77024	2%	-0-	-0-

JTLT Ventures, LP 12218 W. Colony Shore Dr. Cypress, TX 77433	32.67%	40,000	-0-

Wexford Partners, LP 8 Wexford Court Houston, TX 77024	32.66%	100,000	25,000

Solutions for Energy Management, LP 38868 FM 1488 Hempstead, TX 77445	32.67%	12,500	-0-

Total	100%	152,500	25,000

* No partnership interest certificates were issued so ownership indicated by percentages.

A - 2

Exhibit B

HLBC Warrant

B - 1

Exhibit C

The iSafe Entities Financial Statements

C - 1

Exhibit D

HLBC Secretary’s Certificate

SECRETARY’S CERTIFICATE

D - 1

Exhibit E

The iSafe Canada Secretary’s Certificate

SECRETARY’S CERTIFICATE

E - 1